                                                                  Exhibit 23(a)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1988 Incentive Equity Performance Plan (as Amended as of April 26, 1996) of The Lamson & Sessions Co. of our report dated
January 23, 1997, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in the Annual Report on Form 10-K for the year ended December 28, 1996, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP



Cleveland, Ohio
August 4, 1997